                                                                     EXHIBIT 4.6





                 AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT


                           dated as of October 3, 2002

                                     between


                                  ANIXTER INC.,
                                  as Originator

                                       AND

                        ANIXTER RECEIVABLES CORPORATION,
                                    as Buyer

ARTICLE I  AMOUNTS AND TERMS..................................................2
     Section 1.1  Purchase of Receivables.....................................2
     Section 1.2  Payment for the Purchase....................................3
     Section 1.3  Purchase Price Credit Adjustments...........................5
     Section 1.4  Payments and Computations, Etc..............................6
     Section 1.5  Transfer of Records.........................................6
     Section 1.6  Characterization............................................7
ARTICLE II  REPRESENTATIONS AND WARRANTIES....................................7
     Section 2.1  Representations and Warranties of Originator................7
ARTICLE III  CONDITIONS OF PURCHASE..........................................11
     Section 3.1  Conditions Precedent to Purchase...........................11
     Section 3.2  Conditions Precedent to Subsequent Payments................11
ARTICLE IV  COVENANTS........................................................11
     Section 4.1  Affirmative Covenants of Originator........................11
     Section 4.2  Negative Covenants of Originator...........................16
ARTICLE V  AMORTIZATION EVENTS...............................................18
     Section 5.1  Amortization Events........................................18
     Section 5.2  Remedies...................................................19
ARTICLE VI  INDEMNIFICATION..................................................19
     Section 6.1  Indemnities by Originator..................................19
     Section 6.2  Other Costs and Expenses...................................22
ARTICLE VII  MISCELLANEOUS...................................................22
     Section 7.1  Waivers and Amendments.....................................22
     Section 7.2  Notices....................................................22
     Section 7.3  Protection of Ownership Interests of Buyer.................22
     Section 7.4  Confidentiality............................................23
     Section 7.5  Bankruptcy Petition........................................24
     Section 7.6  CHOICE OF LAW..............................................24
     Section 7.7  CONSENT TO JURISDICTION....................................24
     Section 7.8  WAIVER OF JURY TRIAL.......................................25
     Section 7.9  Integration; Binding Effect; Survival of Terms.............25
     Section 7.10  Counterparts; Severability; Section References............25

Exhibits and Schedules

EXHIBIT I     Definitions

EXHIBIT II Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names; State of Incorporation; Organizational Identification Number

EXHIBIT III   Lock-Boxes; Collection Accounts; Collection Banks

EXHIBIT IV    Form of Compliance Certificate

EXHIBIT V     Credit and Collection Policy

EXHIBIT VI    Copy of Subscription Agreement

EXHIBIT VII   Form of Amended and Restated Subordinated Note

SCHEDULE A    List of Documents to Be Delivered to Buyer

                 AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT


         THIS AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of October 3, 2002, is by and between ANIXTER INC., a Delaware corporation, ("Originator"), and ANIXTER RECEIVABLES CORPORATION, a Delaware corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.


                             PRELIMINARY STATEMENTS

         Reference is hereby made to that certain Receivables Sale Agreement dated as of October 6, 2000 by and between Originator and Buyer (the "Original Receivables Sale Agreement").

         Originator and Buyer have agreed to amend and restate the Original Receivables Sale Agreement on the terms and subject to the conditions set forth herein.

         Originator now owns, and from time to time hereafter will own, Receivables. Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from Originator, all of Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

         Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

         Following the purchase of Receivables from Originator, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Amended and Restated Receivables Purchase Agreement dated as of October 3, 2002 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") among Buyer, Originator, as Servicer, Falcon Asset Securitization Corporation and Three Pillars Funding Corporation, as Conduit Purchasers, the financial institutions from time to time party thereto ("Financial Institutions" and, together with the Conduit Purchasers, the "Purchasers"), Bank One, NA (Main Office Chicago) ("Bank One") and SunTrust Bank, as managing agents (collectively, the "Managing Agents") and Bank One, or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for the Purchasers (in such capacity, the "Agent").

                                    ARTICLE I
                                AMOUNTS AND TERMS

     Section 1.1 Purchase of Receivables.

         (a) Pursuant to the Original Receivables Sale Agreement, Originator has sold to Buyer, without recourse (except to the extent expressly provided therein), all of Originator's right, title and interest in and to all Receivables existing as of the close of business on the day immediately prior to the closing date of the Original Receivables Sale Agreement and all Receivables arising thereafter, in each case, with all Related Security relating thereto and all Collections thereof. Originator and Buyer hereby reaffirm that purchase and sale, and, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Originator, all of Originator's right, title and interest in and to all Receivables hereafter arising through and including the Amortization Date, together with all Related Security relating thereto and all Collections thereof; provided that Buyer shall be obligated to pay the Purchase Price therefor in accordance with Section 1.2. In connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that Originator deliver, and Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

         (b) It is the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a "sale of accounts" (as such term is used in Article 9 of the UCC), which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.3, the sale of Receivables hereunder is made without recourse to Originator; provided, however, that (i) Originator shall be liable to Buyer for all representations, warranties and covenants made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), cause all Receivable reports relating to the Receivables to bear a legend acceptable to Buyer and to the Agent or any Managing Agent, as Buyer's assignees, evidencing that Buyer has purchased such Receivables as provided in this Agreement and note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent or any Managing Agent, as Buyer's assignees, Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent or any Managing Agent, as Buyer's assignees, may reasonably request.

     Section 1.2 Payment for the Purchase.

         (a) The Purchase Price for each Receivable coming into existence after the date hereof shall be due and owing in full by Buyer to Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c), (d) and (e).

         (b) With respect to any Receivables coming into existence after the date hereof, on each Settlement Date, Buyer shall pay the Purchase Price therefor in accordance with Section 1.2(d) and (e) and in the following manner:

               (i) first, by delivery of immediately available funds, to the extent of funds available to Buyer from (i) its subsequent sale of an interest in the Receivables to each Managing Agent for the benefit of the Purchasers under the Purchase Agreement, (ii) Collections arising from any Receivables previously sold to Buyer in which Buyer has retained an interest, or (iii) other cash on hand;

               (ii) second, by delivery of the proceeds of a subordinated revolving loan from Originator to Buyer (a "Subordinated Loan"), provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in below; and

               (iii) third, unless the Originator has declared the Amortization Date to have occurred pursuant to Section 5.2, by accepting a contribution to its capital pursuant to the Subscription Agreement in an amount equal to the remaining unpaid balance of such Purchase Price.

The Maximum amount of any Subordinated Loan that can be borrowed by Buyer pursuant to clause (ii) above is limited to the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount. The Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder. Subject to the limitations set forth in the second preceding sentence, Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Amortization Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers, the Agent, the Managing Agents or any other Person then entitled to any amounts as specified in the Purchase Agreement.

         (c) From and after the Amortization Date, Originator shall not be obligated to (but may, at its option): (i) sell Receivables to Buyer, or (ii) contribute Receivables to Buyer's capital pursuant to clause third of Section 1.2(b) unless Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans or otherwise.

         (d) On each day prior to the Amortization Date (unless Buyer or the Agent shall otherwise direct), Buyer may permit Originator to retain all or a specified portion of the Collections received in respect of Receivables theretofore transferred by Originator to Buyer hereunder, it being understood that in the event Buyer shall have sold, assigned or otherwise transferred an interest in such Receivables to the Agent for the benefit of the Purchasers under the Purchase Agreement, such Collections in the possession of such Originator or Buyer are made available to Buyer at the discretion of the Agent and the Managing Agents. Any such Collections so retained by Originator ("Applied Collections") shall, on and as of the date of receipt thereof, be (i) deemed applied toward the Purchase Price of any Receivables of Originator arising on such date and then being transferred to Buyer pursuant to the terms hereof, to the extent of any such Purchase Price, (ii) then, in respect of any balance remaining, deemed applied toward the Purchase Price of any other Receivables of Originator arising during such Accrual Period and in respect of which the Purchase Price shall not theretofore have been paid, to the extent of any such Purchase Price, and (iii) in respect of any balance remaining, held in trust by Originator for the benefit of Buyer until the earlier to occur of (A) application toward the Purchase Price for any Purchase occurring on any later date and (B) the next following Settlement Date, in which case such amount shall be remitted to Buyer.

         (e) Although the Purchase Price for each Receivable coming into existence after the date hereof shall be due and payable in full by Buyer to Originator on the date such Receivable came into existence, and payment of such Purchase Price shall be made from Applied Collections, to the extent available, as provided in Section 1.2(d), final settlement of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the same Calculation Period and based on the information contained in the Monthly Report delivered by the Servicer pursuant to Article VIII of the Purchase Agreement for the Calculation Period then most recently ended. On each Settlement Date, Buyer and Originator shall cause a reconciliation to made in respect of all Purchases that shall have been made during the Calculation Period then most recently ended. To the extent that the aggregate amount of Applied Collections retained by Originator during such Calculation Period shall have been less than the aggregate Purchase Price in respect of all Purchases made by Buyer from Originator during such month, Buyer shall pay the balance due in respect of such aggregate Purchase Price in the manner described in Section 1.2(a). To the extent that the aggregate amount of Applied Collections retained by Originator during such Calculation Period shall have been greater than the aggregate Purchase Price in respect of all Purchases made by Buyer from Originator during such Calculation Period, Originator shall turn over such excess to Buyer either by remitting such excess in immediately available funds to Buyer or by directing that a reduction in the outstanding balance of the Subordinated Loan occur in an amount equal to such excess, or a combination of both. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.2(b) and any contribution of capital by Originator to Buyer made pursuant to Section 1.2(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

         (f) At all times prior to the occurrence of the Amortization Date, notwithstanding any delay in the making of any payment of the Purchase Price in respect of any Purchase, all right, title and interest of Originator in and to each Receivable shall be sold, assigned and otherwise transferred to Buyer effective immediately and automatically upon the creation of such Receivable, without any further action of any type or kind being required on the part of any Person. The monthly settlement and reconciliation contemplated in this Section
1.2 has been devised solely for the administrative convenience of the parties hereto. Buyer and Originator may at any time, as may agreed between themselves, elect to effect settlement and reconciliation on a more (but not less) frequent basis.

     Section 1.3 Purchase Price Credit Adjustments. If on any day:

         (a) the Outstanding Balance of a Receivable is:

               (i) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Originator (other than cash Collections on account of the Receivables); or

               (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction); or

         (b) any of the representations and warranties set forth in paragraphs
(i) and (s) of Section 2.1 are no longer true with respect to any Receivable;

then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder equal to the Outstanding Balance of such Receivable. If such Purchase Price Credit exceeds the Original Balance of the Receivables coming into existence on any day, then Originator shall pay the remaining amount of such Purchase Price Credit in cash within three (3) Business Days thereafter, provided that if the Amortization Date has not occurred, Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note.

     Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

     Section 1.5 Transfer of Records.

         (a) In connection with the Purchase of Receivables hereunder, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, Originator hereby grants to each of Buyer, the Agent and the Servicer, an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of Originator to such grant of the license described herein be required, Originator hereby agrees that upon the request of Buyer (or the Agent or any Managing Agent as Buyer's assignees), Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

         (b) Originator (i) shall take such action requested by Buyer (or the Agent or any Managing Agent as Buyer's assignees), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that each of the Buyer, the Agent and the Servicer has an enforceable right (whether by license, sublicense or otherwise) to use all of the computer software used by Originator to account for the Receivables and/or to recreate such Records.

     Section 1.6 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale or contribution by Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale thereof, Originator hereby grants to Buyer a duly perfected security interest in all of Originator's right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections, Related Security and Records with respect thereto, each Lock-Box and Collection Account and all proceeds of the foregoing, which security interest shall be prior to all other Adverse Claims thereto. After the occurrence of an Amortization Event, Buyer (and the Agent and each Managing Agent, as Buyer's assignees) shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     Section 2.1 Representations and Warranties of Originator. Originator hereby represents and warrants to Buyer, as of the date hereof and as of the date of each purchase hereunder, that:

         (a) Corporate Existence and Power. Originator is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is a "registered organization" as defined in the UCC in such jurisdiction, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

         (b) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Originator's use of the proceeds of the Purchase made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Originator is a party has been duly executed and delivered by Originator.

         (c) No Conflict. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Originator or its Subsidiaries (except as created hereunder), except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

         (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of Originator's knowledge, threatened, against or affecting Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Originator is not in default with respect to any order of any court, arbitrator or governmental body, which defaults, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         (f) Binding Effect. This Agreement and each other Transaction Document to which Originator is a party constitute the legal, valid and binding obligations of Originator enforceable against Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (g) Accuracy of Information. All information heretofore furnished by Originator or any of its Affiliates to Buyer (or to the Agent or any Managing Agent, as Buyer's assignees) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Originator or any of its Affiliates to Buyer (or to the Agent or any Managing Agent, as Buyer's assignees) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         (h) Use of Proceeds. No proceeds of the Purchase hereunder will be used
(i) for a purpose that violates, or would be inconsistent with, Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

         (i) Good Title. Immediately prior to the time each Receivable came into existence, Originator shall be the legal and beneficial owner of each such Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents.

         (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from Originator) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Receivables, the Related Security and the Collections.

         (k) Places of Business. The principal places of business and chief executive office of Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Originator's state of organization, organizational identification number (if any), and Federal Employer Identification Number are correctly set forth on
Exhibit II.

         (l) Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III.

         (m) Material Adverse Effect. Since June 30, 2002 no event has occurred that would have a Material Adverse Effect.

         (n) Names. Except for those listed on Exhibit II, in the past five (5) years, Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

         (o) Ownership of Buyer. Originator owns, directly or indirectly, 100% of the issued and outstanding capital stock of Buyer, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

         (p) Not a Holding Company or an Investment Company. Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

         (q) Compliance with Law. Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

         (r) Compliance with Credit and Collection Policy. Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy except such material change as to which the Agent has been notified in accordance with Section 4.1(a)(iii).

         (s) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (t) Eligible Receivables. As of the date of this Agreement, each Receivable included in the Net Receivables Balance under the Original Agreement is an "Eligible Receivable" as defined under the Purchase Agreement as of the date of this Agreement; provided, however, that Receivables included in the Net Receivables Balance under the Earlier Agreement with an aggregate Outstanding Balance of up to $268,766.62 may be ineligible as a result of clause (i)(c) of the definition of "Eligible Receivable," it being understood that the aggregate Outstanding Balance of such Receivables will be excluded from the Net Receivables Balance as of the first Determination Date following the date of this Agreement. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date it came into existence was an Eligible Receivable on such date.

         (u) Accounting. The manner in which Originator accounts for the transactions contemplated by this Agreement does not jeopardize the true sale analysis.

                                   ARTICLE III
                             CONDITIONS OF PURCHASE

     Section 3.1 Conditions Precedent to Purchase. The effectiveness of this Agreement is subject to the condition precedent that Buyer shall have received on or before the date of such purchase those documents listed on Schedule A.

     Section 3.2 Conditions Precedent to Subsequent Payments. Buyer's obligation to pay for Receivables coming into existence after the date hereof shall be subject to the further conditions precedent that (a) the Facility Termination Date shall not have occurred; and (b) Buyer shall have received such other approvals, opinions or documents as it may reasonably request. Originator represents and warrants that the representations and warranties set forth in
Article II are true and correct on and as of the date each Receivable came into existence as though made on and as of such date.

                                   ARTICLE IV
                                    COVENANTS

     Section 4.1 Affirmative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants as set forth below:

         (a) Financial Reporting. Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to Buyer (and to the Agent and each Managing Agent, as Buyer's assignees):

               (i) Annual Reporting. Within 90 days after the close of each of its respective fiscal years, audited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Originator for such fiscal year certified in a manner acceptable to Buyer (and to the Agent and the Managing Agents, as Buyer's assignees) by Ernst & Young or other independent public accountants reasonably acceptable to Buyer (and to the Agent and the Managing Agents, as Buyer's assignees).

               (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of Originator as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Originator for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or treasurer.

               (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by Originator's Authorized Officer on behalf of Originator and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

               (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Originator copies of all financial statements, reports and proxy statements so furnished.

               (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

               (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent, the Managing Agents or the Purchasers, copies of the same.

               (vii) Change in Credit and Collection Policy. At least thirty
     (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the consent of each Managing Agent thereto; provided that if such change or amendment was required pursuant to any change in any applicable law, rule or regulation, the Originator shall only be required to give notice of such change or amendment and shall not be required to request the consent of the Managing Agents.

               (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Originator as Buyer (or the Agent or any Managing Agent, as Buyer's assignees) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

         (b) Notices. Originator will notify the Buyer (and the Agent and each Managing Agent, as Buyer's assignees) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

               (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of Originator.

               (ii) Judgment and Proceedings. (A) The entry of any judgment or decree against Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Originator and its Subsidiaries exceeds $25,000,000, or (B) the institution of any litigation, arbitration proceeding or governmental proceeding against Originator, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or which seeks to enjoin performance of or otherwise relates to the Transaction Documents.

               (iii) Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

               (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement or arrangements governing indebtedness, individually or in the aggregate for all such arrangements, in a principal amount greater than or equal to $25,000,000, pursuant to which Originator is a debtor or an obligor.

               (v) Downgrade of the Originator. Any downgrade in the rating of any Indebtedness of the Originator by Standard and Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

         (c) Compliance with Laws and Preservation of Corporate Existence. Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

         (d) Audits. Originator will furnish to Buyer (and the Agent and each Managing Agent, as Buyer's assignees) from time to time such information with respect to it and the Receivables as Buyer (or the Agent or any Managing Agent, as Buyer's assignees) may reasonably request. Originator will, from time to time during regular business hours as requested by Buyer (or the Agent or any Managing Agent, as Buyer's assignees), upon reasonable notice and at the sole cost of Originator except as provided below, permit Buyer (or the Agent or any Managing Agent, as Buyer's assignees) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of Originator relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Originator's financial condition or the Receivables and the Related Security or Originator's performance under any of the Transaction Documents or Originator's performance under the Contracts and, in each case, with any of the officers or employees of Originator having knowledge of such matters. So long as no Potential Amortization Event or Amortization Event exists, the visits under this Section 4.1(d) that are at the sole cost of the Originator and that are requested by the Agent or any Managing Agent shall be limited to one per calendar year.

         (e) Keeping and Marking of Records and Books.

               (i) Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Originator will give Buyer (and the Agent and each Managing Agent, as Buyer's assignees) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (ii) Originator will (A) on or prior to the date hereof, cause all reports relating to the Receivables to bear a legend, acceptable to Buyer (and the Agent and each Managing Agent, as Buyer's assignees), describing Buyer's ownership interests in the

     Receivables and further describing the Purchaser Interests of the Purchasers under the Purchase Agreement and (B) from and after the occurrence of an Amortization Event, (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Purchasers and (y) deliver to Buyer (and the Agent and each Managing Agent, as Buyer's assignees) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

         (f) Compliance with Contracts and Credit and Collection Policy. Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. Originator will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

         (g) Ownership. Originator will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivables, the Related Security and the Collections, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and the Agent and each Managing Agent, as Buyer's assignees) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer (and the Agent and each Managing Agent, as Buyer's assignees) as Buyer (or the Agent or any Managing Agent, as Buyer's assignees) may reasonably request).

         (h) Purchasers' Reliance. Originator acknowledges that the Agent, the Managing Agents and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, Originator shall take all reasonable steps including, without limitation, all steps that Buyer (or the Agent or any Managing Agent, as Buyer's assignees) may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer from Originator, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in
Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between

Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations Sections 1.1502-33(d) and 1.1552-1.

         (i) Collections. Originator will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Originator or any Affiliate of Originator, Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank for deposit into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer (and the Agent and each Managing Agent, as Buyer's assignees). Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or the Agent, as Buyer's assignee) as contemplated by this Agreement and the Purchase Agreement.

         (j) Taxes. Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing , except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books, unless the failure to make any such payment (1) shall give rise to an immediate right to foreclosure on an Adverse Claim securing such amounts, or (2) could reasonably be expected to have a Material Adverse Effect.

         (k) Insurance. Originator will maintain in effect, or cause to be maintained in effect, at Originator's own expense, such casualty and liability insurance as Originator deems appropriate in its good faith business judgement. Originator will pay or cause to be paid, the premiums therefor and deliver to Buyer and each Managing Agent evidence satisfactory to Buyer and each Managing Agent of such insurance coverage. Copies of each policy shall be furnished to Buyer, each Managing Agent, the Agent and any Purchaser in certificated form upon Buyer's, any Managing Agent's, the Agent's or such Purchaser's request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Originator's obligations hereunder.

     Section 4.2 Negative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:

         (a) Name Change, Offices and Records. Originator will not change its name, identity, state of incorporation or corporate structure (within the meaning of Section 9-507(c) of

Revised Article 9 of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given Buyer (and the Agent and each Managing Agent, as Buyer's assignees) at least forty-five (45) days' prior written notice thereof and (ii) delivered to Buyer (and the Agent and each Managing Agent, as Buyer's assignees) all financing statements, instruments and other documents requested by Buyer (or the Agent or any Managing Agent, as Buyer's assignees) in connection with such change or relocation.

         (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b) of the Purchase Agreement, Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (and the Agent and each Managing Agent, as Buyer's assignees) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

         (c) Modifications to Contracts and Credit and Collection Policy. Originator will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables unless required to do so by any applicable law, rule or regulation. Except as otherwise permitted in its capacity as Servicer pursuant to Section 8.2(d) of the Purchase Agreement, Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

         (d) Sales, Liens. Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and Originator will defend the right, title and interest of Buyer (and the Agent and each Managing Agent, as Buyer's assignees) in, to and under any of the foregoing property, against all claims of third parties claiming through or under Originator. Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

         (e) Accounting for Purchase. Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                                    ARTICLE V
                               AMORTIZATION EVENTS

     Section 5.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

         (a) Originator shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph
(a)) or any other Transaction Document to which it is a party and such failure shall continue for three (3) consecutive Business Days.

         (b) Any representation, warranty, certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made; provided, however, that any breach of the representations and warranties set forth in Sections 2.1(i), (s) or (t) shall not constitute an Amortization Event unless such breach or breaches apply in the aggregate to a material portion of the Receivables.

         (c) Failure of Originator to pay when due any Indebtedness having an outstanding principal balance in excess of $25,000,000; or the default by Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

         (d) (i) Originator or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against Originator or any of its Significant Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; provided that in the event any such proceedings shall have been instituted against Originator or any Significant Subsidiary, such proceedings shall have continued undismissed or unstayed and in effect for a period of sixty
(60) consecutive days or an order for relief shall have been entered in such proceedings; or (iii) Originator or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clause (i) or (ii) of this subsection (d).

         (e) A Change of Control shall occur.

         (f) One or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against Originator, and such judgment shall continue unsatisfied and in effect for ten (10) consecutive days without a stay of execution.

     Section 5.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, Buyer may take any of the following actions: (i) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of Amortization Event described in Section 5.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to Originator under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Buyer to Originator. The aforementioned rights and remedies shall be in addition to all other rights and remedies of Buyer and its assigns available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI
                                 INDEMNIFICATION

     Section 6.1 Indemnities by Originator. Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify Buyer and its assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

               (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

               (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

               (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement.

         Without limiting the generality of the foregoing indemnification, Originator shall indemnify Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Originator) relating to or resulting from:

          (1) any representation or warranty made by Originator (or any officers of Originator) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by Originator pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

          (2) the failure by Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

          (3) any failure of Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

          (4) any products liability, personal injury or damage suit or similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

          (5) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (6) the commingling of Collections of Receivables at any time with other funds;

          (7) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of a Purchase, the ownership of the Receivables, or any other investigation, litigation or proceeding relating to Buyer or Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

          (8) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

          (9) any Amortization Event described in Section 5.1(d);

          (10) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

          (11) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

          (12) any action or omission by Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable; and

          (13) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action.

     Section 6.2 Other Costs and Expenses. Originator shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.1 Waivers and Amendments. No failure or delay on the part of Buyer (or the Agent or any Managing Agent, as Buyer's assignees) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.

     Section 7.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.2.

     Section 7.3 Protection of Ownership Interests of Buyer.

         (a) Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or the Agent or any Managing Agent, as Buyer's assignees) may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable Buyer (or the Agent or any Managing Agent, as Buyer's assignees) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or following the occurrence of an Amortization Event, the Agent, or any Managing Agent, as Buyer's assignees) may, at Originator's sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer and its assigns under this Agreement and the other Transaction Documents and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee (or the Agent or any Managing Agent, as Buyer's assignee).

         (b) If Originator fails to perform any of its obligations hereunder, Buyer (or the Agent or any Managing Agent, as Buyer's assignees) may (but shall not be required to) perform, or cause performance of, such obligation, and the costs and expenses incurred by Buyer (or the Agent or any Managing Agent, as Buyer's assignees) in connection therewith shall be payable by Originator as provided in Section 6.2. Originator irrevocably authorizes Buyer (and the Agent or any Managing Agent, as Buyer's assignees) at any time and from time to time in the sole discretion of Buyer (or the Agent or any Managing Agent, as Buyer's assignees), and appoints Buyer (and the Agent and each Managing Agent, as Buyer's assignees) as its attorney(s)-in-fact, to act on behalf of Originator
(i) to execute on behalf of Originator as debtor and to file financing statements necessary or desirable in the sole discretion of Buyer (or the Agent or any Managing Agent, as Buyer's assignees) to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or the Agent or any Managing Agent, as Buyer's assignees) in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

     Section 7.4 Confidentiality.

         (a) Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent, the Managing Agents and the Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

         (b) Anything herein to the contrary notwithstanding, Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Managing Agents or the Purchasers by each other, (ii) by Buyer, the Agent, the Managing Agents or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent or any Managing Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Conduits or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any of the Managing Agents acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that each such Person is informed of the confidential nature of such information. In addition, the Purchasers, the Managing Agents and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), provided that such Purchaser, Managing Agent or the Agent, as applicable, shall, if practicable, notify Originator in advance prior to disclosure and will use reasonable efforts to cooperate with Originator at Originator's expense in obtaining any protective order for such information.

     Section 7.5 Bankruptcy Petition. Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of a Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 7.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS
SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

     Section 7.7 CONSENT TO JURISDICTION. ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR THE AGENT OR ANY MANAGING AGENT, AS BUYER'S ASSIGNEES) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR THE AGENT OR ANY MANAGING AGENT, AS BUYER'S ASSIGNEES) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     Section 7.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 7.9 Integration; Binding Effect; Survival of Terms.

         (a) This Agreement, the Subordinated Note, the Subscription Agreement and each Collection Account Agreement contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II, (ii) the indemnification and payment provisions of
Article VI, and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

     Section 7.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


                                  ANIXTER INC.


                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:
                                           Address:
                                                   -----------------------------

                                                   -----------------------------
                                                   Attn:
                                                        ------------------------
                                                   Facsimile:
                                                             -------------------



                                  ANIXTER RECEIVABLES CORPORATION


                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:
                                           Address:
                                                   -----------------------------

                                                   -----------------------------
                                                   Attn:
                                                        ------------------------
                                                   Facsimile:
                                                             -------------------



                                 Signature Page
                                       to
                 Amended and Restated Receivables Sale Agreement

                                    EXHIBIT I

                                   Definitions

                  This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

                  "Agent" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Agreement" means this Amended and Restated Receivables Sale Agreement, dated as of October 3, 2002, between Originator and Buyer, as the same may be amended, restated or otherwise modified.

                  "Amortization Date" means the earliest to occur of (i) the Facility Termination Date, (ii) any Business Day so designated by Originator and Buyer, (iii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 5.1(d), (iv) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Amortization Event, and (v) the date which is thirty (30) days after Buyer's receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

                  "Amortization Event" has the meaning set forth in Section 5.1 of the Agreement.

                  "Applied Collections" has the meaning set forth in Section 1.2(d) of the Agreement.

                  "Authorized Officer" means, with respect to Originator, its treasurer, corporate controller or chief financial officer.

                  "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended, and any successor statute thereto.

                  "Base Rate" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Bank One, NA (Main Office Chicago) from time to time, changing when and as such rate changes.

                  "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

                  "Buyer" has the meaning set forth in the preamble to the Agreement.

                  "Calculation Period" means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchase of Receivables hereunder and the final Calculation Period shall terminate on the Amortization Date.

                  "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Originator.

                  "Credit and Collection Policy" means Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

                  "Default Fee" means a per annum rate of interest equal to the sum of (i) the Base Rate, plus (ii) 2% per annum.

                  "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of the Agreement.

                  "Discount Factor" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchase which occurred during any Calculation Period ending prior to the Calculation Period during which Originator and Buyer agree to make such change.

                  "Intended Characterization" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by the Receivables, the Related Security and the Collections.

                  "Managing Agents" has the meaning set forth in the Preliminary Statements to this Agreement.

                  "Material Adverse Effect" means a material adverse effect on
(i) the financial condition or operations of Originator and its Subsidiaries,
(ii) the ability of Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) Originator's, Buyer's, the Agent's, any Managing Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "Net Worth" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of
(a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

                  "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.

                  "Originator" has the meaning set forth in the preamble to the Agreement.

                  "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

                  "Purchase" means the purchase under the Agreement by Buyer from Originator of the Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith.

                  "Purchase Agreement" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Purchase Price" means, with respect to any Purchase on any date, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer on such date, which price shall equal
(i) the product of (x) the Original Balance of such Receivables, multiplied by
(y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.3 of the Agreement.

                  "Purchase Price Credit" has the meaning set forth in Section
1.3 of the Agreement.

                  "Purchasers" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Receivable" means the indebtedness and other obligations owed to Originator (without giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by Originator and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

                  "Related Security" means, with respect to any Receivable:

                           (i) all of Originator's interest in the Equipment or other inventory and goods (including returned or repossessed inventory or goods), if any, the financing or lease of which by Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                           (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                           (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                           (iv) all service contracts and other contracts and agreements associated with such Receivable,

                           (v) all Records related to such Receivable,

                           (vi) all proceeds of any of the foregoing.

                  "Required Capital Amount" means, as of any date of determination, an amount equal to 3.5% of the Outstanding Balance of all Receivables at such time.

                  "Settlement Date" means the seventeenth day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

                  "Subordinated Loan" has the meaning set forth in Section 1.2(a) of the Agreement.

                  "Subordinated Note" means a promissory note in substantially the form of Exhibit VII hereto as more fully described in Section 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Subscription Agreement" means that certain Stockholder and Subscription Agreement, dated as of October 6, 2000, between Originator and Buyer, a copy of which is attached hereto as Exhibit VI.

                  "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

                  "Transaction Documents" means, collectively, this Agreement, each Collection Account Agreement, the Subordinated Note, the Subscription Agreement and all other instruments, documents and agreements executed and delivered in connection herewith.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Illinois.

                  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II

                    Places of Business; Locations of Records;
 Federal Employer Identification Number(s); Other Names; State of Incorporation;
                      Organizational Identification Number

Places of Business:

Locations of Records:

Federal Employer Identification Number:

Corporate, Partnership Trade and Assumed Names:

State of Incorporation:

Organizational Identification Number (if any):

                                   EXHIBIT III

                Lock-boxes; Collection Accounts; Collection Banks

                                   EXHIBIT IV

                         Form of Compliance Certificate

                  This Compliance Certificate is furnished pursuant to that certain Amended and Restated Receivables Sale Agreement dated as of October 3, 2002, between ANIXTER INC. ("Originator") and ANIXTER RECEIVABLES CORPORATION ("Buyer")(the "Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.


                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1. I am the duly elected ______________ of Originator.

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

                  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or a Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

                  4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event:

                  The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _______, 20__.

                                               ANIXTER INC.

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT V

                          Credit and Collection Policy

                                 (See attached)

                                   EXHIBIT VI

                   Copy of Stockholder Subscription Agreement

                                 (See Attached)

                   Copy of Stockholder Subscription Agreement

                     STOCKHOLDER AND SUBSCRIPTION AGREEMENT

                  THIS STOCKHOLDER AND SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of October 6, 2000, is entered into by and between ANIXTER RECEIVABLES CORPORATION a Delaware corporation ("SPV"), and ANIXTER INC., a Delaware corporation ("Parent"). Except as otherwise specifically provided herein, capitalized terms used in this Agreement have the meanings ascribed thereto in the Receivables Sale Agreement, dated as of even date herewith, between SPV and Parent (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement").

RECITALS

                  A. SPV has been organized under the laws of the State of Delaware for the purpose of, among other things, purchasing, holding, financing, receiving and transferring accounts receivable and related assets originated or otherwise held by Parent.

                  B. Contemporaneously with the execution and delivery of this
Agreement: (i) Parent and SPV have entered into the Sale Agreement pursuant to which Parent has, from and after the initial purchase date thereunder and prior to the termination date specified therein, sold all of its Receivables, Collections and Related Security to SPV; and (ii) SPV, Parent, as Servicer, certain financial institutions party thereto as "Purchasers," and Bank One, NA, as the "Agent," have entered into a Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement") pursuant to which SPV will sell "Purchaser Interests" to the Agent for the benefit of the Purchasers.

                  C. SPV desires to sell shares of its capital stock to Parent, and Parent desires to purchase such shares, on the terms set forth in this Agreement.

NOW, THEREFORE, SPV and Parent agree as follows:

                  Section 1. Purchase and Sale of Capital Stock. Parent hereby purchases from SPV, and SPV hereby sells to Parent, 1,000 shares of common stock, par value $0.01 per share, of SPV (the "Common Stock") for the Stock Purchase Price set forth in Section 2(a). The shares of Common Stock being purchased under this Agreement are referred to herein as the "Shares." Within three (3) Business Days from the date hereof, SPV shall deliver to Parent a certificate registered in Parent's name representing the Shares.

                  Section 2. Consideration for Shares and Capital Contributions.

         (a) Consideration for Shares. To induce SPV to enter into the Sale Agreement and to enable SPV to fund its obligations thereunder by consummating the transactions contemplated by the Purchase Agreement, and in reliance upon the representations and warranties set forth herein, Parent hereby pays to SPV on the date hereof the sum of $14,600,000 (the "Stock Purchase Price") in consideration of the purchase of the Shares. The Stock Purchase Price shall take the form of a transfer of cash, except that Parent may, in lieu of cash payment of the Stock Purchase Price, offset the amount of the Stock Purchase Price against the purchase price otherwise payable by SPV to Parent on the purchase date pursuant to the Sale Agreement.

         (b) Contributions After Initial Closing Date. From time to time Parent may make additional capital contributions to SPV. All such contributions shall take the form of a cash transfer, except that SPV agrees, in lieu of cash payment thereof, to offset the amount of such contributions against the purchase price for Receivables otherwise payable by SPV to Parent on the date of such capital contributions. All of the Receivables so paid for through such offset shall constitute purchased Receivables within the meaning of the Sale Agreement and shall be subject to all of the representations, warranties and indemnities otherwise made thereunder. It is expressly understood and agreed that Parent has no obligations under this Agreement or otherwise to make any capital contributions from and after payment of the Stock Purchase Price.

                  Section 3. Representations and Warranties of SPV. SPV represents and warrants to Parent as follows:

         (a) SPV is a corporation duly incorporated validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as proposed to be conducted on the date hereof.

         (b) SPV has all requisite legal and corporate power otherwise, to enter into this Agreement, to issue the Shares and to perform its other obligations under this Agreement.

         (c) Upon receipt by SPV of the Stock Purchase Price and the issuance of the Shares to Parent, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         (d) SPV has taken all corporate action necessary for its authorization, execution and delivery of, and, its performance under, this Agreement.

         (e) This Agreement constitutes a legally valid and binding obligation of SPV, enforceable against SPV in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (f) SPV has filed its Certificate of Incorporation in the form attached hereto as Annex A with the Secretary of State of Delaware and (ii) adopted By-laws in the form attached hereto as Annex B.

         (g) The issuance of the Shares by SPV hereunder is legally permitted by all laws and regulations to which SPV is subject.

                  Section 4. Representations and Warranties of Parent. Parent represents and warrants to SPV as follows:

         (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as conducted on the date hereof.

         (b) Parent has all requisite legal and corporate power otherwise, to enter into this Agreement, to purchase the Shares and to perform its other obligations under this Agreement.

         (c) Parent has taken all corporate action necessary for its authorization, execution and delivery of, and its performance under, this Agreement.

         (d) This Agreement constitutes a legally valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) Parent is purchasing the Shares for investment for its own account, not as a nominee or agent, and not with a view to any distribution of any part thereof. Parent has no current intention of selling, granting a participation in, or otherwise distributing, the shares.

         (e) Parent understands that the Shares have not been registered under the Securities Act of 1933, as amended, or under any other Federal or state law, and that SPV does not contemplate such a registration.

         (f) Parent has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, and has made such investigations in connection herewith as have been deemed necessary or desirable to make such evaluation.

         (g) The purchase of the Shares by Parent is legally permitted by all laws and regulations to which Parent is subject.

                  Section 5. Restrictions on Transfer Imposed by the Act;
Legend.

         (a) Legend. Each certificate representing any Shares shall be endorsed with the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT. SUCH SECURITIES SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION, UNLESS, IN THE OPINION OF THE CORPORATION'S COUNSEL, SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

         (b) Registration of Transfers. SPV need not register a transfer of any Shares unless the conditions specified in the legend set forth in Section 5(a) hereof are satisfied. SPV may also instruct its transfer agent (which may be SPV) not to register the transfer of any Shares unless the conditions specified in the legend set forth in Section 5(a) hereof are satisfied.

                  Section 6. Agreement to Vote. Parent hereby agrees and covenants to vote all of the shares of Common Stock now or hereafter owned by it, whether beneficially or otherwise, as is necessary at a meeting of stockholders of SPV, or by written consent in lieu of any such meeting, to cause to be elected to, and maintained on, SPV's board of directors at least one (1) person meeting the qualifications of an Independent Director and selected in accordance with the provisions of the Certificate of Incorporation and By-Laws of SPV.

                  Section 7. Successors and Assigns. Each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement except in connection with a transfer of Shares in compliance with the terms and conditions hereof, as contemplated by Section 5(b) above, or otherwise in accordance with the terms hereof. Any purported assignment, transfer or delegation in violation of this Section 7 shall be null and void ab initio. Subject to the foregoing limits on assignment and delegation and except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legatees, executors, administrators, assignees and legal successors.

                  Section 8. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of SPV and Parent. Any amendment or waiver so effected shall be binding upon SPV and Parent.

                  Section 9. Further Acts. Each party agrees to perform any further acts and execute and deliver any document which may be reasonably necessary to carry out the provisions of this Agreement.

                  Section 10. Counterparts. This Agreement may be executed in any number of counterparts, and all of such counterparts together will be deemed one instrument.

                  Section 11. Notices. Any and all notices, acceptances, statements and other communications to Parent in connection herewith shall be in writing, delivered personally, by facsimile or certified mail, return receipt requested, and shall be addressed to the address of Parent indicated on the stock transfer register of SPV or, if no address is so indicated, to the address provided to SPV pursuant to the Sale Agreement unless changed by written notice to SPV or its successor.

                  Section 12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, EXCEPT AND TO THE EXTENT THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE IS APPLICABLE.

                  Section 13. Entire Agreement. This Agreement, together with the Sale Agreement and the documents expressly to be delivered in connection therewith, constitute the entire understanding and agreement between the parties hereto with subject matter hereof and thereof.

                  Section 14. Severability of this Agreement. In case any provision of this Agreement shall be invalid or unenforceable, the validity, legality and enforceability of the remaining shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.



                                            ANIXTER RECEIVABLES CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                            ANIXTER INC.


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                     ANNEX A

                            to Subscription Agreement

                          Certificate of Incorporation

                                 (see attached)

                                     ANNEX B

                            to Subscription Agreement

                                     By-Laws

                                 (see attached)

                                   EXHIBIT VII

                 Form of Amended and Restated Subordinated Note

                     AMENDED AND RESTATED SUBORDINATED NOTE

                                                                 October 3, 2002

                  1. Note. FOR VALUE RECEIVED, the undersigned, ANIXTER RECEIVABLES CORPORATION, a Delaware corporation ("SPV"), hereby unconditionally promises to pay to the order of ANIXTER INC., a Delaware corporation ("Originator"), in lawful money of the United States of America and in immediately available funds, on the date following the Amortization Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the "Sale Agreement" referred to below has been reduced to zero and (ii) Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Amended and Restated Receivables Sale Agreement dated as of October 3, 2002 between Originator and SPV (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement"). Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

                  2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Base Rate less 1.50% per annum; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Base Rate plus 0.50% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Amended and Restated Subordinated Note. The outstanding principal of any loan made under this Amended and Restated Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

                  3. Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Amended and Restated Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

                  4. Subordination. The indebtedness evidenced by this Amended and Restated Subordinated Note is subordinated to the prior payment in full of all of SPV's recourse obligations under that certain Amended and Restated Receivables Purchase Agreement dated as of October 3, 2002 by and among SPV, Originator, as Servicer, various "Purchasers", "Financial Institutions" and "Managing Agents" from time to time party thereto, and Bank One, NA, as the "Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "Senior Claimants") under the Purchase Agreement. Until the date on which all "Capital" outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the "Fee Letter" referenced therein (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Originator shall not demand, accelerate, sue for, take, receive or accept from SPV, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Originator hereby agrees that it will not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict SPV from paying, or Originator from requesting, any payments under this Subordinated Note so long as SPV is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of the immediately preceding sentence, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

                  5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including "Yield" as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Amended and Restated Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

                  6. Amendments. This Amended and Restated Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Amended and Restated Subordinated Note may not be amended or otherwise modified without the prior written consent of each Managing Agent for the benefit of the Purchasers.

                  7. GOVERNING LAW. THIS AMENDED AND RESTATED SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. WHEREVER POSSIBLE EACH PROVISION OF THIS AMENDED AND RESTATED SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

                  8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Amended and Restated Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

                  9. Assignment. This Amended and Restated Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of each Managing Agent, and any such attempted transfer shall be void.

                  10. No Novation. It is expressly understood and agreed by the SPV that (i) the principal balance of this Amended and Restated Subordinated
Note includes a portion of the SPV's indebtedness hitherto evidenced by that certain Amended and Restated Subordinated Note dated as of October 3, 2000 (the "Existing Note"), and (ii) to the extent such indebtedness is included in the principal balance of this Amended and Restated Subordinated Note, this Amended and Restated Subordinated Note (a) merely re-evidences such indebtedness, (b) is given in partial substitution for, and not in payment of, the Existing Note and (c) is in no way intended to constitute a novation of the Existing Note. The unpaid principal balance of the indebtedness hitherto evidenced by the Existing Note and now evidenced by this Amended and Restated Subordinated Note shall continue to be secured pursuant to the terms of the Sale Agreement.



                                            ANIXTER RECEIVABLES CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                    Schedule
                                       to
                                SUBORDINATED NOTE


                  SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL


              Amount of         Amount of          Unpaid
            Subordinated        Principal         Principal        Notation
Date            Loan              Paid             Balance         made by
-------    ---------------    ------------    ---------------    ------------


-------    ---------------    ------------    ---------------    ------------

-------    ---------------    ------------    ---------------    ------------

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-------    ---------------    ------------    ---------------    ------------

-------    ---------------    ------------    ---------------    ------------

                                   SCHEDULE A

                       DOCUMENTS TO BE DELIVERED TO BUYER
                           ON OR PRIOR TO THE PURCHASE

                                 (See Attached.)